SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

COLUMBUS McKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-34362	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Suite D	Charlotte	NC	28277
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) and (e) On February 7, 2025, Columbus McKinnon Corporation (the “Company”) announced that Bert A. Brant will retire from his position as Senior Vice President, Global Operations of the Company effective as of February 28, 2025 (the “Retirement Date”). In connection with his pending retirement and in order to allow for an orderly transition of his responsibilities, on February 3, 2025, the Company and Mr. Brant entered into a retirement agreement and release (the “Agreement”), which will become effective on February 10, 2025 after the customary seven-day revocation period has expired. Pursuant to the terms of the Agreement, Mr. Brant and the Company have (i) agreed that Mr. Brant will continue his employment with the Company through the Retirement Date, including assisting with the transition of his duties and responsibilities during such period, at his regular base salary, (ii) agreed that Mr. Brant will remain eligible for potential receipt of a payout under the Company’s annual incentive plan (the “AIP”) for fiscal year 2025, if the relevant metrics are achieved and the payment is earned, on the same terms as all other participants under the AIP, which payment, if earned, will be paid at the same time as award payments are made to the Company’s other AIP participants, (iii) acknowledged and confirmed that Mr. Brant’s outstanding equity awards will vest and, if applicable, remain eligible for exercise as provided for under the standard rules for an employee retirement set forth in the Company’s Second Amended and Restated 2016 Long Term Incentive Plan, (iv) agreed that Mr. Brant is eligible for coverage under the Company’s group health plan pursuant to COBRA, for which the Company will, if such COBRA coverage is elected, pay the premiums on behalf of Mr. Brant and his eligible dependents for a period of twelve months from the Retirement Date and (v) receive payment for accrued, but unused, vacation as provided for under the Company’s standard U.S vacation policy. In addition, pursuant to the Agreement, Mr. Brant has agreed to an ongoing non-disparagement covenant, a non-solicitation covenant that runs for a period of one year after the Retirement Date and a non-competition covenant that runs for a period of six months after the Retirement Date, in each case in favor of the Company, and a standard general release of any and all claims that he may have against the Company.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Alan S. Korman
Name:	Alan S. Korman
Title:	SVP General Counsel, Corporate Development, and Corporate Secretary

Dated: February 7, 2025